EXHIBIT 23.3

Shanghai • Beijing • Shenzhen • Guangzhou • Hong Kong

http://www.fangdalaw.com

Email: email@fangdalaw.com
Tel.: 861057695600
Fax: 861057695788
Ref.: 19GC0032
27/F, North Tower, Kerry Center No. 1, Guanghua Road, Chaoyang District Beijing 100020, PRC

To: BeiGene, Ltd.

May 9, 2019

Re: Consent of Fangda Partners

Dear Sirs,

We hereby consent to the reference of our name under the headings “Enforcement of Civil Liabilities” and “Legal Matters” in BeiGene, Ltd.’s Amendment No.1 to Form S-3ASR (File No. 333-218303) (the “Registration Statement”), which will be filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2019. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Fangda Partners
Fangda Partners